UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AN IMPORTANT REMINDER TO VOTE YOUR PROXY

November 15, 2012

Dear Stockholder:

     Our records indicate that your vote for the 2012 Annual Meeting of Stockholders of Accuray Incorporated has not yet been received. The annual meeting of stockholders will be held at the offices of Gibson, Dunn & Crutcher, LLP, located at 1881 Page Mill Road, Palo Alto, California 94034 on Friday, November 30, 2012, at 9:00 a.m. PST. Please take a moment now to ensure that your shares are represented at this important meeting.

     At the Annual Meeting, you will be asked to: (1) elect two Class III directors; (2) hold an advisory vote to approve the compensation of our named executive officers; (3) approve an amendment to the Company’s Certificate of Incorporation to increase the number of total authorized shares from 105,000,000 to 205,000,000 and the number of authorized shares of common stock from 100,000,000 to 200,000,000; and (4) ratify the appointment of our independent registered public accounting firm. Our Board of Directors unanimously recommends that you vote FOR each of these proposals.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY BY TELEPHONE, INTERNET OR BY SIGNING AND MAILING THE ENCLOSED PROXY CARD.

     In order to ensure that you have an opportunity to vote, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder.

     Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember – every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

     Thank you in advance for voting your shares for this important meeting.

Joshua H. Levine President and Chief Executive Officer